SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: May 13, 2005

HERMAN MILLER, INC.
(Exact name of registrant as specified in its charter)

Michigan (State or Other Jurisdiction of incorporation)	001-15141 (Commission File Number)	38-0837640 (IRS Employer Identification no.)

855 East Main Avenue Zeeland, Michigan (Address of Principal Executive Offices)	49464 (Zip Code)

(616) 654-3000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[__]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.         Regulation FD Disclosure

In response to continued increases in raw material costs, particularly in the areas of steel, plastics, and resins, Herman Miller, Inc. is announcing a general price increase, effective September 6, 2005. The price change, which will vary by product line, will increase the company's commercial product list prices an average of 3.8%.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 13, 2005	HERMAN MILLER, INC. (Registrant) By: /s/ Elizabeth A. Nickels Elizabeth A. Nickels Its: Chief Financial Officer

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